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                                                                   Exhibit 23.2

        Consent of PricewaterhouseCoopers LLP, Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2000, except as to Note 15, which is as of March 23, 2001, relating to the financial statements, which appears in FLIR Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated April 14, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
December 7, 2001